Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:

November 3, 2022

Maxar Technologies Reports Third Quarter 2022 Results

Westminster, CO – Maxar Technologies (NYSE:MAXR) (TSX:MAXR) (“Maxar” or the “Company”), a provider of comprehensive space solutions and secure, precise, geospatial intelligence, today announced financial results for the quarter ended September 30, 2022.

Key points from the quarter include:

●	Consolidated revenues of $436 million
●	Net loss of $4 million
●	Diluted net loss per share of $0.05
●	Adjusted EBITDA[1] of $110 million ($115 million excluding a foreign exchange loss of $5 million)
●	Operating cash flows of $191 million

1	This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

“We made good progress in our business during the quarter. In Earth Intelligence, we continue to gain wider traction with the investments we’ve been making, especially in our 3D and platform capabilities, and are looking forward to the enhanced capacity coming online soon from the WorldView Legion satellites,” said Dan Jablonsky, President and Chief Executive Officer. “The Space Infrastructure segment performed well this quarter, generating solid margin expansion and program execution; and continues to be well positioned for wins across national defense, commercial and civil missions.”

“We generated positive free cash flow in the quarter and book-to-bill now stands at 1.8x on a year-to-date basis, driven by solid awards at both Earth Intelligence and Space Infrastructure,” said Biggs, Porter, Chief Financial Officer. “With Legion nearing launch, our existing backlog and the growth we expect from our diverse and expanding product offerings, we remain committed to substantial growth in earnings and free cash flow next year and over the long term. We are maintaining our prior targets for 2023, having only adjusted them for our recent refinancing activity.”

Total revenues remained relatively flat and were $436 million for the three months ended September 30, 2022, compared to $437 million for the same period of 2021.

For the three months ended September 30, 2022, our net loss was $4 million compared to net income of $14 million for the same period of 2021. The decrease in net income was primarily due to an increase in selling, general and administrative costs of $21 million, an increase in other expenses of $14 million, an increase in interest expense of $5 million and an increase in income tax expense of $5 million. This decrease was partially offset by a decrease in product costs of $19 million within our Space Infrastructure segment and a decrease in depreciation and amortization of $10 million for the three months ended September 30, 2022, compared to the same period of 2021.

For the three months ended September 30, 2022, Adjusted EBITDA was $110 million and Adjusted EBITDA margin was 25.2%. This is compared to Adjusted EBITDA of $113 million and Adjusted EBITDA margin of 25.9 % for the same period of 2021. The decrease was primarily driven by lower Adjusted EBITDA from our Earth Intelligence segment and an increase in corporate and other expenses. The decrease was partially offset by an increase in Adjusted EBITDA from our Space Infrastructure segment. The increase in corporate and other expenses was primarily driven by a $5 million foreign exchange loss for the three months ended September 30, 2022, compared to a $1 million foreign exchange loss for the same period of 2021.

We had total order backlog of $2,955 million as of September 30, 2022 compared to $1,893 million as of December 31, 2021. The increase in backlog was primarily driven by an increase in the Earth Intelligence segment partially offset by a decrease in the Space Infrastructure segment. Our unfunded contract options totaled $2,130 million and $650 million as of September 30, 2022 and December 31, 2021, respectively. Unfunded contract options represent estimated amounts of revenue to be earned in the future from negotiated contracts with unexercised contract options and indefinite delivery/indefinite quantity contracts. Unfunded contract options as of September 30, 2022 were primarily comprised of option years in the EOCL Contract (for the periods June 15, 2027 through June 14, 2032) and other U.S. government contracts. Unfunded contract options as of December 31, 2021 were primarily comprised of the option year in the EnhancedView Contract (September 1, 2022 through July 12, 2023) and other U.S. government contracts. On May 25, 2022, we were awarded the EOCL Contract by the NRO, which is a 10-year contract worth up to $3.24 billion, inclusive of a firm 5-year base contract commitment worth $1.5 billion and options worth up to $1.74 billion. The EOCL Contract transitioned the imagery acquisition requirements previously addressed by the EnhancedView Contract and, with this award, replaces the scope of the EnhancedView Contract with respect to such requirements.

Financial Highlights

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of its financial and operating performance. These non-GAAP financial measures include EBITDA, Adjusted EBITDA and Adjusted EBITDA margin. We believe these supplementary financial measures reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
($ millions, except per share amounts)
Revenues	$436	$437	$1,279	$1,302
Net (loss) income	$(4)	$14	$(41)	$(25)
EBITDA[1]	94	112	291	311
Total Adjusted EBITDA[1]	110	113	313	312

Net (loss) income per common share:
Basic	$(0.05)	$0.19	$(0.56)	$(0.36)
Diluted	$(0.05)	$0.19	$(0.56)	$(0.36)

Weighted average number of common shares outstanding (millions):
Basic	74.3	72.6	73.8	69.9
Diluted	74.3	74.7	73.8	69.9

1This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Revenues by segment were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
($ millions)
Revenues:
Earth Intelligence	$275	$271	$810	$804
Space Infrastructure	186	180	549	541
Intersegment eliminations	(25)	(14)	(80)	(43)
Total revenues	$436	$437	$1,279	$1,302

We analyze financial performance by segment, which combine related activities within the Company.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ millions)	2022	2021	2022	2021
Adjusted EBITDA:
Earth Intelligence	$115	$124	$343	$362
Space Infrastructure	33	14	71	29
Intersegment eliminations	(10)	(5)	(28)	(17)
Corporate and other expenses	(28)	(20)	(73)	(62)
Total Adjusted EBITDA[1]	$110	$113	$313	$312

1This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Earth Intelligence

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
($ millions)
Revenues	$275	$271	$810	$804
Adjusted EBITDA	$115	$124	$343	$362
Adjusted EBITDA margin (as a % of total revenues)	41.8%	45.8%	42.3%	45.0%

Revenues from the Earth Intelligence segment increased to $275 million from $271 million, or by $4 million, for the three months ended September 30, 2022, compared to the same period in 2021. The increase was primarily driven by a $15 million increase in revenues from the U.S. government, including $11 million from crisis support services, and a $3 million increase in revenues from international defense and intelligence customers. These increases in revenues were partially offset by a $14 million decrease in revenues from commercial programs primarily driven by revenue recognized from a significant commercial contract in the third quarter of 2021.

Adjusted EBITDA decreased to $115 million from $124 million, or by $9 million, for the three months ended September 30, 2022, compared to the same period of 2021. The decrease was primarily driven by increased spending, including on marketing and sales costs of $5 million, IT costs of $4 million, our ERP project of $3 million and other selling, general and administrative costs partially offset by higher revenues.

Space Infrastructure

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
($ millions)
Revenues	$186	$180	$549	$541
Adjusted EBITDA	$33	$14	$71	$29
Adjusted EBITDA margin (as a % of total revenues)	17.7%	7.8%	12.9%	5.4%

Revenues from the Space Infrastructure segment increased to $186 million from $180 million, or by $6 million, for the three months ended September 30, 2022, compared to the same period of 2021. Revenues for the three months ended increased primarily as a result of a $4 million increase in revenues from U.S. government contracts and a $2 million increase in revenues from recurring commercial programs.

Adjusted EBITDA in the Space Infrastructure segment increased to $33 million from $14 million, or by $19 million, for the three months ended September 30, 2022, compared to the same period of 2021. The increase was primarily due to higher margins driven by reduced risks on certain programs nearing completion for the three months ended September 30, 2022, compared to the same period of 2021.

Corporate and other expenses

Corporate and other expenses include items such as corporate office costs, regulatory costs, executive and director compensation, foreign exchange gains and losses, retention costs and fees for legal and consulting services.

Corporate and other expenses increased to $28 million from $20 million, or by $8 million, for the three months ended September 30, 2022, compared to the same period in 2021. The increase was primarily driven by a $5 million foreign exchange loss for the three months ended September 30, 2022, compared to a $1 million foreign exchange loss for the same period in 2021. The increase was also driven by a $3 million increase in selling, general and administrative costs.

Intersegment eliminations

Intersegment eliminations are related to projects between our segments, including the construction of our WorldView Legion satellites. Intersegment eliminations increased to $10 million from $5 million, or by $5 million, for the three months ended September 30, 2022, compared to the same period in 2021, primarily related to an increase in intersegment satellite construction activity.

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Product	$161	$166	$469	$498
Service	275	271	810	804
Total revenues	436	437	1,279	1,302
Costs and expenses:
Product costs, excluding depreciation and amortization	125	144	380	448
Service costs, excluding depreciation and amortization	95	93	280	286
Selling, general and administrative	110	89	320	261
Depreciation and amortization	64	74	199	221
Gain on sale of assets	(1)	—	(1)	—
Operating income	43	37	101	86
Interest expense, net	30	25	129	127
Other expense (income), net	12	(2)	7	(6)
Income (loss) before taxes	1	14	(35)	(35)
Income tax expense (benefit)	5	—	6	(10)
Net (loss) income	$(4)	$14	$(41)	$(25)

Net (loss) income per common share:
Basic	$(0.05)	$0.19	$(0.56)	$(0.36)
Diluted	$(0.05)	$0.19	$(0.56)	$(0.36)

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Balance Sheets

(In millions, except per share amounts)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$28	$47
Trade and other receivables, net	399	355
Inventory, net	39	39
Advances to suppliers	27	31
Prepaid assets	32	35
Other current assets	64	22
Total current assets	589	529
Non-current assets:
Orbital receivables, net	348	368
Property, plant and equipment, net	1,036	940
Intangible assets, net	712	787
Non-current operating lease assets	136	145
Goodwill	1,627	1,627
Other non-current assets	109	102
Total assets	$4,557	$4,498
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$91	$75
Accrued liabilities	73	43
Accrued compensation and benefits	65	111
Contract liabilities	245	289
Current portion of long-term debt	22	24
Current operating lease liabilities	33	42
Other current liabilities	70	38
Total current liabilities	599	622
Non-current liabilities:
Pension and other postretirement benefits	125	134
Operating lease liabilities	136	138
Long-term debt	2,172	2,062
Other non-current liabilities	64	79
Total liabilities	3,096	3,035
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value, 240 million common shares authorized; 74.3 million and 72.7 million issued and outstanding at September 30, 2022 and December 31, 2021, respectively)	—	—
Additional paid-in capital	2,256	2,235
Accumulated deficit	(763)	(720)
Accumulated other comprehensive loss	(32)	(53)
Total Maxar stockholders' equity	1,461	1,462
Noncontrolling interest	—	1
Total stockholders' equity	1,461	1,463
Total liabilities and stockholders' equity	$4,557	$4,498

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 30,
	2022	2021
Cash flows provided by (used in):
Operating activities:
Net loss	$(41)	$(25)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	199	221
Stock-based compensation expense	35	31
Amortization of debt issuance costs and other non-cash interest expense	12	11
Loss from early extinguishment of debt	53	41
Cumulative adjustment to SXM-7 revenue	—	30
Deferred income tax expense	1	2
Other	11	(3)
Changes in operating assets and liabilities:
Trade and other receivables, net	(31)	(33)
Accounts payable and liabilities	5	(57)
Contract liabilities	(44)	(20)
Other	(9)	(12)
Cash provided by operating activities - continuing operations	191	186
Cash used in operating activities - discontinued operations	—	(1)
Cash provided by operating activities	191	185
Investing activities:
Purchase of property, plant and equipment and development or purchase of software	(226)	(156)
Acquisition of investment	(2)	—
Cash used in investing activities - continuing operations	(228)	(156)
Financing activities:
Cash paid to extinguish existing Term Loan B	(1,341)	—
Proceeds from amendment of Term Loan B, net of discount	1,329	—
Repurchase of 9.75% 2023 Notes, including premium	(537)	(384)
Proceeds from issuance of 7.75% 2027 Notes	500	—
Net proceeds from Revolving Credit Facility	125	—
Debt issuance costs paid	(27)	—
Settlement of securitization liability	(10)	(9)
Repayments of long-term debt	(12)	(7)
Net proceeds from issuance of common stock	—	380
Other	(10)	(4)
Cash provided by (used in) financing activities - continuing operations	17	(24)
(Decrease) increase in cash, cash equivalents, and restricted cash	(20)	5
Effect of foreign exchange on cash, cash equivalents, and restricted cash	—	—
Cash, cash equivalents, and restricted cash, beginning of year	48	31
Cash, cash equivalents, and restricted cash, end of period	$28	$36

Reconciliation of cash flow information:
Cash and cash equivalents	$28	$36
Restricted cash included in prepaid and other current assets	—	—
Total cash, cash equivalents, and restricted cash	$28	$36

NON-GAAP FINANCIAL MEASURES

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of our financial and operating performance. These non-GAAP financial measures include EBITDA, Adjusted EBITDA and Adjusted EBITDA margin.

We define EBITDA as earnings before interest, taxes, depreciation and amortization, Adjusted EBITDA as EBITDA adjusted for certain items affecting the comparability of our ongoing operating results as specified in the calculation and Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Certain items affecting the comparability of our ongoing operating results between periods include restructuring, impairments, insurance recoveries, gain (loss) on sale of assets, (gain) loss on orbital receivables allowance, offset obligation fulfillment and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions. Management believes that exclusion of these items assists in providing a more complete understanding of our underlying results and trends, and management uses these measures along with the corresponding U.S. GAAP financial measures to manage our business, evaluate our performance compared to prior periods and the marketplace, and to establish operational goals. Adjusted EBITDA is a measure being used as a key element of our incentive compensation plan. Our Syndicated Credit Facility also uses Adjusted EBITDA in the determination of our debt leverage covenant ratio. The definition of Adjusted EBITDA in the Syndicated Credit Facility includes a more comprehensive set of adjustments that may result in a different calculation therein.

We believe that these non-GAAP measures, when read in conjunction with our U.S. GAAP results, provide useful information to investors by facilitating the comparability of our ongoing operating results over the periods presented, the ability to identify trends in our underlying business, and the comparison of our operating results against analyst financial models and operating results of other public companies.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net (loss) income as indications of financial performance or as alternate to cash flows from operations as measures of liquidity. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for our results reported under U.S. GAAP. The table below reconciles our net income to EBITDA and Total Adjusted EBITDA and presents Total Adjusted EBITDA margin for the three and nine months ended September 30, 2022 and 2021.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
($ millions)
Net (loss) income	$(4)	$14	$(41)	$(25)
Income tax expense (benefit)	5	—	6	(10)
Interest expense, net	30	25	129	127
Interest income	(1)	(1)	(2)	(2)
Depreciation and amortization	64	74	199	221
EBITDA	$94	$112	$291	$311
Restructuring	5	—	10	—
Transaction and integration related expense	—	1	1	1
Gain on sale of asset	(1)	—	(1)	—
Offset obligation fulfillment	12	—	12	—
Total Adjusted EBITDA	$110	$113	$313	$312

Adjusted EBITDA:
Earth Intelligence	115	124	343	362
Space Infrastructure	33	14	71	29
Intersegment eliminations	(10)	(5)	(28)	(17)
Corporate and other expenses	(28)	(20)	(73)	(62)
Total Adjusted EBITDA	$110	$113	$313	$312

Net (loss) income margin	(0.9)%	3.2%	(3.2)%	(1.9)%
Total Adjusted EBITDA margin	25.2%	25.9%	24.5%	24.0%

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" as defined in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events and include statements regarding, among other things, our anticipated revenues, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof.

These forward-looking statements are based on management’s current expectations and assumptions based on information currently known to us and our projections of the future, about which we cannot be certain. Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although we believe we have a reasonable basis for each forward-looking statement contained in this press release, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be accurate. Risks and uncertainties that could cause actual results to differ materially from current expectations include: risks related to the conflict in Ukraine or related geopolitical tensions; our ability to generate a sustainable order rate for our satellite and space manufacturing operations within our Space Infrastructure segment, including our ability to develop new technologies to meet the needs of existing or potential customers; risks related to our business with various governmental entities, which is subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities; our ability to meet our contractual requirements and the risk that our products contain defects or fail to operate in the expected manner; the risk of any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations; the ability of our satellites to operate as intended and risks related to launch delays, launch failures or damage or destruction to our satellites during launch; risks related to the interruption or failure of our infrastructure or national infrastructure; the COVID-19 pandemic and its impact on our business operations, financial performance, results of operations and stock price; and the risk factors set forth in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2022, as such risks and uncertainties may be updated or superseded from time to time by subsequent reports we file with the SEC.

The forward-looking statements contained in this press release speak only as of the date hereof are expressly qualified in their entirety by the foregoing risks and uncertainties. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, prospects, financial condition, results of operations and cash flows. The Company undertakes no obligation to publicly update or revise any of its forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

*****

Unless stated otherwise or the context otherwise requires, references to the terms “Company,” “Maxar,” “we,” “us,” and “our” to refer collectively to Maxar Technologies Inc. and its consolidated subsidiaries.

Investor/Analyst Conference Call

Maxar President and Chief Executive Officer, Dan Jablonsky, and Executive Vice President and Chief Financial Officer, Biggs Porter, will host an earnings conference call Thursday, November 3, 2022, reviewing the third quarter results, followed by a question and answer session. The call is scheduled to begin promptly at 3:00 p.m. MT (5:00 p.m. ET).

Investors and participants must register for the call in advance by visiting:

https://conferencingportals.com/event/poKRyurD

After registering, participants will receive dial-in information, a passcode, and registrant ID. At the time of the call, participants must dial in using the numbers in the confirmation email and enter their passcode and ID.

The Conference Call will be webcast live and then archived at:

http://investor.maxar.com/events-and-presentations/default.aspx

A replay of the conference call will also be available from Thursday, November 3, 2022 at 6:00 p.m. MT (8:00 p.m. ET) to Thursday, November 17, 2022 at 9:59 p.m. MT (11:59 p.m. ET) at the following numbers:

Toll free North America: 1-800-770-2030

International Dial-In: 1-647-362-9199

Passcode: 81317#

About Maxar

Maxar Technologies (NYSE:MAXR) (TSX:MAXR) is a provider of comprehensive space solutions and secure, precise, geospatial intelligence. We help government and commercial customers monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with speed, scale and cost-effectiveness. Maxar’s 4,400 team members in over 20 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar’s stock trades on the New York Stock Exchange and Toronto Stock Exchange under the symbol “MAXR”. For more information, visit www.maxar.com.

CONTACT:

Jonny Bell | Investor Relations | 1-303-684-5543 | jonny.bell@maxar.com

Fernando Vivanco | Media Relations | 1-720-877-5220 | fernando.vivanco@maxar.com